Free Writing Prospectus Registration Statement No. 333-131266 Dated May 9, 2008 Filed pursuant to Rule 433

MARKET VECTORS

ETNs

The Long and Short of It:
Double Long and Short Euro ETNs

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marketvectorsETNs.com    1.888.MKT.VCTR

Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by visiting the Van Eck Securities Corporation Web site at
www.marketvectorsETNs.com or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888. MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer.

Van Eck Global
since 1955

Leveraged investment strategies involve significant risk; gains and losses will be magnified. Van Eck Securities Corporation is the exclusive marketer of the
Market Vectors Currency ETNs.